UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 7, 2008
QuikByte Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-52228	33-0344842

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4400 Biscayne Boulevard
Suite 950
Miami, Florida 33137
(Address of principal executive office)
190 Lakeview Way
Vero Beach, Florida 32963
(Former name or former address, if changed since last report.)
Registrant’s telephone number, including area code: (305) 573-4112
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On July 7, 2008, QuikByte Software, Inc., a Colorado corporation (the “Company”) terminated that certain Management Agreement, dated as of March 26, 2007, as amended (the “Management Agreement”), by and between the Company and Vero Management, L.L.C., a Delaware limited liability company (“Vero”). The Management Agreement was terminated as a condition to the closing of the change in control transaction disclosed under Item 5.01 of this report (the “Change in Control”). The Company did not incur any termination penalties in connection with the termination of the Management Agreement. Under the terms of the Management Agreement, Vero provided the Company with managerial and administrative services in exchange for a monthly fee of $1,000.
     Vero is owned and controlled by Mr. Kevin R. Keating (“Keating”), who, prior to the Change in Control, served as a director and the Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary of the Company. Keating is the father of Mr. Timothy J. Keating, the managing member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KI Equity Partners V, LLC, a Delaware limited liability company (“KI Equity”), which, prior to the Change in Control, was the controlling shareholder of the Company.
     Also on July 7, 2008, the Company terminated (i) those certain Registration Rights Agreements, dated March 23, 2007 and March 26, 2007, by and between the Company and KI Equity (the “KI Equity Rights Agreements”), (ii) that certain Registration Rights Agreement, dated March 26, 2007, by and between the Company and Keating (the “Keating Rights Agreement”), (iii) that certain Registration Rights Agreement, dated March 26, 2007, by and between Garisch Financial, Inc., an Illinois corporation (“Garisch”) and the Company (the “Garisch Rights Agreement”, collectively, with the KI Equity Rights Agreements and the Keating Rights Agreement, the “Rights Agreements”), and (iv) that certain Consulting Agreement, dated March 26, 2007, by and among the Company, KI Equity and Garisch, pursuant to which Garisch provided certain financial consulting services to the Company. The Rights Agreements granted certain demand and piggyback registration rights to KI Equity, Keating and Garisch. The Rights Agreements and the Consulting Agreement were terminated as a condition to the closing of the Change in Control. The Company did not incur any termination penalties in connection with the termination of the Rights Agreements or the Consulting Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
     On July 7, 2008, after the closing of the Change in Control, the Company issued 31,437,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (“Common Stock”), for an aggregate offering price of $562,500. There were no underwriting discounts or commissions for the issuance. The Shares were issued pursuant to the private placement exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder. The Shares are deemed to be “restricted securities” as defined in Rule 144 promulgated under the Securities Act, and the certificates evidencing the Shares bear a legend stating the restrictions on resale. Each purchaser of the Shares represented that such person was an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
Item 5.01. Change in Control of Registrant.
     (a) On June 2, 2008, KI Equity and Keating entered into a Stock Purchase Agreement, as amended (the “KI/Keating Purchase Agreement”), with Mr. Glenn L. Halpryn, as agent for certain investors in the Company (the “Investors”), pursuant to which KI Equity and Keating agreed to sell to the Investors, and the Investors agreed to purchase from KI Equity and Keating, an aggregate of 69,100,000 shares of Common Stock (the “KI/Keating Shares”), for an aggregate purchase price of $926,273.46, or approximately $0.0134 per share.
     Also on June 2, 2008, the Investors entered into a Stock Purchase Agreement, as amended (the “Garisch Purchase Agreement”), with Garisch, pursuant to which Garisch agreed to sell to the Investors, and the Investors agreed to purchase from Garisch, 5,500,000 shares of Common Stock (the “Garisch Shares”), for an aggregate purchase price of $73,726.54, or approximately $0.0134 per share.

     The closings of the transactions contemplated by the KI/Keating Purchase Agreement and the Garisch Purchase Agreement (the “Closings”) occurred simultaneously on July 7, 2008. At the time of the Closings, the KI/Keating Shares represented approximately 87% of the issued and outstanding shares of Common Stock, and the Garisch Shares represented approximately 6.9% of the issued and outstanding shares of Common Stock. Including the Shares disclosed under Item 3.02 of this Current Report, the Investors, in the aggregate, beneficially own approximately 95.8% of the Company’s issued and outstanding shares of Common Stock. Those Investors who beneficially own greater than 5% of the issued and outstanding shares of Common Stock are disclosed below under Item 4 of the Form 10 Information. To the Company’s knowledge, the source of the purchase price for the KI/Keating Shares and the Garisch Shares was from the personal funds and the working capital of the Investors.
     Pursuant to the terms of the KI/Keating Purchase Agreement and effective upon the Closings, Keating resigned from his positions as the Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company, and Keating, Jeff Andrews and Margie Blackwell (the “Existing Directors”) resigned from their positions as the directors of the Company. Also pursuant to the terms of the KI/Keating Purchase Agreement, the Existing Directors (i) amended the Bylaws of the Company in order to increase the size of the board of directors of the Company (the “Board”) from three directors to five directors, (ii) appointed Mr. Glenn L. Halpryn, Mr. Alan Jay Weisberg, Mr. Noah M. Silver, Dr. Curtis Lockshin and Mr. Ronald Stein (the “New Directors”) as the directors of the Company, effective upon the Closings, and (iii) appointed Mr. Glenn L. Halpryn to serve as the President and Chief Executive Officer of the Company, effective upon the Closings.
     See Item 5.02 of this Current Report on Form 8-K for additional information regarding the Company’s current directors and officers.
Form 10 Information
Item 1. Business.
     The information required by Item 1 of Form 10 was previously reported by the Company in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.
Item 2. Financial Information.
     The information required by Item 2 of Form 10 was previously reported by the Company in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.
Item 3. Properties.
     The Company currently maintains, at no cost to the Company, its executive offices in approximately 600 square feet of office space located at 4400 Biscayne Boulevard, Suite 950, Miami, Florida 33137. The office space is leased by companies that are affiliated with Mr. Glenn L. Halpryn, the Company’s Chairman, Chief Executive Officer and President. Neither Mr. Halpryn nor his affiliated companies charge the Company for the use of this office space.
     The Company does not currently own any real or personal property, nor does it have any plans to acquire any real or personal property in the future. The Company does not own any significant business operating assets, nor does it maintain any policy of insurance to insure any property or business operations.
Item 4. Security Ownership of Certain Beneficial Owners and Management.
     As of July 7, 2008, and after giving effect to the issuance of the Shares as disclosed under Item 3.02 to this Current Report on Form 8-K, 110,739,460 shares of the Company’s Common Stock were issued and outstanding. The holders of the Company’s Common Stock are entitled to one vote for each outstanding share on all matters submitted to a vote of the Company’s shareholders. The following table contains information regarding beneficial ownership of the Company’s Common Stock as of July 7, 2008, and after giving effect to the issuance of the Shares as disclosed under Item 3.02 to this Current Report on Form 8-K, held by:
•	persons known by the Company to beneficially own more than 5% of the outstanding voting securities of the Company;

•	the directors of the Company;

•	the named executive officers of the Company; and

•	all directors and officers of the Company as a group.

	Number of Outstanding	Percentage of
	Shares Beneficially	Outstanding Shares of
Name and Title of Beneficial Owner	Owned	Common Stock
Glenn L. Halpryn, Chairman, Chief Executive Officer and President	8,641,737	7.8%
4400 Biscayne Boulevard
Suite 950
Miami, Florida 33137

Noah M. Silver, Vice President, Secretary, Treasurer and Director	4,054,666	3.7%
4400 Biscayne Boulevard
Suite 950
Miami, Florida 33137

Alan Jay Weisberg, Chief Financial and Accounting Officer and	785,925	*
Director
2500 North Military Trail
Suite 206
Boca Raton, Florida 33431

Curtis Lockshin, Director	0	*
4400 Biscayne Boulevard
Suite 950
Miami, Florida 33137

Ronald Stein, Director	1,693,472	1.5%
4400 Biscayne Boulevard
Suite 950
Miami, Florida 33137

Kevin R. Keating, Former Principal Executive Officer and Former	0	*
Principal Financial Officer
190 Lakeview Way
Vero Beach, Florida 32963

Reed Clayson, Former Principal Executive Officer and Former	0	*
Principal Financial Officer
11158 West 68th Way
Arvada, Colorado 80004

All executive officers and directors as a group (5 persons)	15,175,800	13.7%

5% Shareholders (other than executive officers and directors):

Steven Jerry Glauser	41,086,194	37.1%
1400 16th Street
Suite 510
Denver, Colorado 80202

*	less than 1%.

     The Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.
Item 5. Directors and Officers.
     The information required by Item 5 of Form 10 is incorporated herein by reference to the information disclosed under Item 5.02 of this Current Report on Form 8-K.
Item 6. Executive Compensation.
     The information required by Item 6 of Form 10 was previously reported by the Company in its Information Statement on Schedule 14f-1, as amended, which was filed with the Securities and Exchange Commission on June 2, 2008.
     The Company does not currently anticipate that any executive officer will be compensated for his services in such capacity.
Item 7. Certain Relationships and Related Transactions.
     Transactions with Related Persons
     In the following discussion, all share amounts reflect a 20 for 1 reverse stock split effected as of March 17, 2007.
     During the Company’s 2006 fiscal year, Mr. Michael A. Littman, the managing member of the Company’s majority shareholder at the time, Ponce Acquisition, LLC, a Colorado limited liability company (“Ponce Acquisition”), performed legal services for, and made cost advances on behalf of, the Company. Such services were rendered in connection with bringing the Company current in its reporting obligations under the Exchange Act and obtaining a quotation for the Common Stock on the Over-the-Counter Bulletin Board (the “OTCBB”). On January 30, 2007, the Company issued a promissory note (the “Note”) to Mr. Littman in the principal amount of $434,385 to evidence these legal fees and cost advances. The Note was paid in full from the proceeds of the 2007 Transaction (as described below).
     On January 31, 2007, the Company issued 7,500,000 shares of Common Stock to Ponce Acquisition for an aggregate offering price of $15,000. Ponce Acquisition acquired control of the Company as a result of this issuance. The proceeds from this issuance were used to pay expenses for the Company’s reporting obligations under the Exchange Act. In connection with the 2007 Transaction, Ponce Acquisition cancelled and returned to the Company an aggregate of 7,450,000 shares of Common Stock.

     On March 23, 2007, KI Equity acquired control of the Company under the terms of that certain Securities Purchase Agreement, dated March 2, 2007 (the “2007 Agreement”), between KI Equity and the Company (the “2007 Transaction”). Under the 2007 Agreement, the Company sold to KI Equity 60,000,000 shares of Common Stock for an aggregate offering price of $600,000.
     Effective as of the closing of the 2007 Transaction, in accordance with the terms of the 2007 Agreement, the then-existing officers and directors of the Company resigned, and Kevin R. Keating (“Keating”) was appointed the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and a director of the Company, and Jeff L. Andrews and Margie L. Blackwell were appointed directors of the Company.
     Keating is the father of Timothy J. Keating, the managing member of Keating Investments, LLC, which in turn is the managing member of KI Equity. Additionally, Jeff L. Andrews and Margie L. Blackwell are members of Keating Investments, LLC. At the time of the appointments of Keating, Jeff L. Andrews and Margie L. Blackwell, KI Equity was the controlling shareholder of the Company.
     On March 26, 2007, the Company issued 7,500,000 shares of Common Stock to KI Equity for an aggregate offering price of $75,000. The proceeds from this sale were used for working capital to pay expenses to maintain the reporting status of the Company. Also on March 26, 2007, the Company issued 1,600,000 shares of its Common Stock to Keating, who at the time of the issuance was the sole officer and a director of the Company, for services rendered to the Company valued at $16,000.
     The shares of Common Stock issued to KI Equity and Keating in March of 2007 were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. As such, these shares are restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom. The Company granted demand and piggyback registration rights to KI Equity and Keating with respect to the above shares; however, these registration rights were terminated on July 7, 2008, as disclosed under Item 1.02 of this Current Report on Form 8-K.
     Effective March 26, 2007, the Company entered into the Management Agreement with Vero. Under the terms of the Management Agreement, Vero provided the Company with managerial and administrative services in exchange for a monthly fee of $1,000. Vero is owned and controlled by Keating. The Management Agreement was terminated on July 7, 2008, as disclosed under Item 1.02 of this Current Report on Form 8-K.
     On July 7, 2008, after the closing of the Change in Control disclosed under Item 5.01 of this Current Report on Form 8-K, the Company issued an aggregate of 31,437,000 shares of Common Stock to the Investors for an aggregate offering price of $562,500. As part of this issuance, Mr. Glenn L. Halpryn, the Chairman, Chief Executive Officer and President of the Company, acquired 7,476,111 shares of Common Stock for $36,563, Mr. Noah M. Silver, the Vice President, Secretary, Treasurer and a director of the Company, acquired 3,821,556 shares of Common Stock for $16,563, Mr. Alan Jay Weisberg, the Chief Financial and Accounting Officer and a director of the Company, acquired 785,925 shares of Common Stock for $3,125 and Mr. Ronald Stein, a director of the Company, acquired 294,722 shares of Common Stock for $9,375. Also as part of the issuance, Mr. Glenn L. Halpryn’s father, Ernest Halpryn, acquired 2,799,858 shares of Common Stock for an aggregate purchase price of $23,438, and Steven Jerry Glauser, who beneficially owns 37.1% of the Company’s issued and outstanding Common Stock, acquired 8,448,694 of shares of Common Stock for an aggregate purchase price of $225,000.
     Review, Approval or Ratification of Transactions with Related Persons
     The Company’s Board intends to conduct an appropriate review of and oversee all related party transactions on a continuing basis and review potential conflict of interest situations where appropriate. The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, traditionally, the Board has followed the following standards: (i) all related party transactions must be fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board, and (ii) all related party transactions should be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.

     Director Independence
     The Board has determined that Dr. Curtis Lockshin and Mr. Ronald Stein are “independent” directors as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules, although these independent director standards or any other standards do not directly apply to the Company because the Company does not currently have any securities that are listed on The Nasdaq Stock Market, a national securities exchange or an inter-dealer quotation system having requirements that a majority of the Board be independent. The Board has determined that Messrs. Halpryn, Weisberg and Silver are not “independent” directors as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules.
Item 8. Legal Proceedings.
     The Company is not currently a party to any legal proceedings.
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
     The Company’s Common Stock is traded on the OTCBB under the symbol “QBYT”. The Company’s Common Stock began quotation on the OTCBB on an unpriced basis in December 2006.
     The Common Stock trades only sporadically and has experienced in the past, and is expected to experience in the future, significant price and volume volatility.
     The following table sets forth, for the periods indicated, the range of high and low bid quotations for the Common Stock, as reported by the OTCBB. Since shares of the Common Stock were initially quoted on an unpriced basis, there is no available information on the high and low bid quotations for the Common Stock on the OTCBB during December 2006. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.*

	Fiscal Year 2008		Fiscal Year 2007		Fiscal Year 2006
	High	Low	High	Low	High	Low
First Quarter	$0.16	$0.13	$0.54	$0.06	N/A	N/A
Second Quarter	$0.13	$0.10	$0.36	$0.20	N/A	N/A
Third Quarter	** $0.13	** $0.13	$0.20	$0.11	N/A	N/A
Fourth Quarter	—	—	$0.28	$0.14	N/A	N/A

*	The Company effectuated a one-for-twenty reverse stock split effective as of March 16, 2007. The prices set forth above have been adjusted for this reverse stock split.

**	Through July 2, 2008.
     As of July 2, 2008, there were approximately 231 holders of record of the Company’s Common Stock.
     The Company has not paid any cash dividends on its Common Stock and does not anticipate paying any such cash dividends in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests within the discretion of the Board and will depend, among other things, upon the Company’s earnings, capital requirements and financial condition.
     The Company has not adopted an equity compensation plan under which it is authorized to issue any equity securities of the Company.
Item 10. Recent Sales of Unregistered Securities.
     Information regarding unregistered sales of the Company’s securities disclosed under Item 3.02 and paragraphs three, four and seven of Item 7 of the Form 10 Information disclosed under Item 5.01 of this Current Report on Form 8-K are incorporated herein by reference.

     In addition, on March 26, 2007, the Company issued 5,500,000 shares of Common Stock to Garisch in consideration of consulting services rendered to the Company valued at $55,000, or $0.01 per share. Additionally, on March 26, 2007, the Company issued 1,600,000 shares of Common Stock to Keating in consideration of services rendered to the Company valued at $16,000, or $0.01 per share. The Company issued these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.
     There were no underwriting discounts or commissions for any of the issuances disclosed in this Item 10.
Item 11. Description of Registrant’s Securities to be Registered.
     The Articles of Incorporation of the Company, as amended (the “Articles”), authorize the issuance of 250,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, $0.0001 par value (the “Preferred Stock”).
     Each record holder of Common Stock is entitled to one vote for each share held on all matters properly submitted to the shareholders of the Company for their vote. Cumulative voting for the election of directors is not permitted by the Articles. The Articles provide that any action to be taken by the shareholders of the Company which, pursuant to statute, requires the vote of two-thirds of the outstanding shares entitled to vote thereon, may be acted upon by the vote or concurrence of the holders of a majority of the outstanding shares of the shares, class or series entitled to vote thereon.
     The holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board out of legally available funds, subject to preferential dividend rights, if any, of the holders of Preferred Stock. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to receive, ratably, the net assets of the Company available to shareholders after distribution is made to the holders of Preferred Stock, if any, who are given preferred rights upon liquidation. The holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, fully paid, and nonassessable. To the extent that additional shares of the Company’s Common Stock are issued, the relative interests of then existing shareholders may be diluted.
     The Articles provide the Board with the authority to determine the designations, powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock, and establish different series of Preferred Stock and variations in the relative rights and preferences as between different series thereof in accordance with Colorado law. The holders of any series of Preferred Stock shall have no voting power whatsoever, except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board creating any such series of Preferred Stock.
Item 12. Indemnification of Directors and Officers.
     Article 109 of the Colorado Business Corporation Act (the “CBCA”) permits the Company to indemnify any officer, director, employee or agent (any such person, a “Proper Person”) against expenses, fines, penalties, settlements or judgments arising in connection with a legal proceeding to which such person was a party, to the extent that such person’s actions were in good faith, were believed to be in the Company’s best interest and were not unlawful. Indemnification is mandatory with respect to a Proper Person who was wholly successful in defense of a proceeding.
     The circumstances under which indemnification is granted in connection with an action brought on the Company’s behalf are generally the same as those mentioned above. However, with respect to actions against directors or officers, indemnification may be granted only with respect to reasonable expenses actually incurred in connection with the defense or settlement of the action. In these actions, the person to be indemnified must have acted in good faith and in a manner the person reasonably believed was in the Company’s best interest; the person must not have been adjudged liable to the Company; and the person must not have received an improper personal benefit.

     The Articles provide that the Company shall indemnify any person who is or was a director of the Company to the maximum extent provided by Colorado law. The Articles also provide that the Company shall indemnify any person who is or was an officer, employee or agent of the Company, and who is not a director of the Company, to the maximum extent provided by law, or to a greater extent if consistent with law and if provided by resolution of the Company’s shareholders or directors, or in a contract.
     The Articles authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Company and who while a director, officer, employee, fiduciary or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against or incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under provisions of Colorado law.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
     This summary of the circumstances in which such indemnification is provided for is qualified in its entirety by reference to the Articles and the Bylaws of the Company, which are filed as exhibits hereto and incorporated herein by this reference, and to the relevant provisions of the CBCA.
Item 13. Financial Statement and Supplementary Data.
     The information required by Item 13 of Form 10 was previously reported by the Company in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
     The Company has had no disagreements with accountants on accounting or financial disclosures during the Company’s two most recent fiscal years, or any subsequent interim period, and has not engaged a new independent accountant during such time.
Item 15. Financial Statements and Exhibits.
     The information required by Item 15(a) of Form 10 was previously reported by the Company in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.
     The information required by Item 15(b) of Form 10 is incorporated herein by reference to the information disclosed under Item 9.01 of this Current Report on Form 8-K.
End of Form 10 Information
     (b) The Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 7, 2008, pursuant to the terms of the KI/Keating Purchase Agreement and effective upon the Closings, (i) Keating resigned from his positions as the Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company, (ii) the Existing Directors resigned from their positions as the directors of the Company, (iii) the Existing Directors elected the New Directors as the directors of the Company, and (iv) the Existing Directors appointed Mr. Glenn L. Halpryn to serve as the President and Chief Executive Officer of the Company.

     Subsequent to the Closings, the New Directors appointed Mr. Noah M. Silver as the Vice President, Secretary and Treasurer of the Company and Mr. Alan Jay Weisberg as the Chief Financial and Accounting Officer of the Company.
     The current officers and directors of the Company are set forth in the table below. All directors serve until the next annual meeting of shareholders or until their successors are elected and qualified. Officers are elected by the Board and their terms of office are at the discretion of the Board. There is no family relationship between any of the Company’s directors or executive officers.

Name	Age	Title
Glenn L. Halpryn	47	Chairman of the Board, Chief Executive Officer and President
Alan Jay Weisberg	62	Chief Financial and Accounting Officer and Director
Noah M. Silver	49	Vice President, Secretary, Treasurer and Director
Curtis Lockshin	48	Director
Ronald Stein	47	Director
     Glenn L. Halpryn, age 47, was Chairman of the Board and Chief Executive Officer of Orthodontix, Inc., a publicly held corporation, from April 2001 until Orthodontix merged with Protalix BioTherapeutics, Inc. in December 2006. Since December 2006, Mr. Halpryn has been the Chairman of the Board and Chief Executive Officer of Getting Ready Corporation, since October 2007, Mr. Halpryn has been the Chairman of the Board, Chief Executive Officer and President of clickNsettle.com, Inc. and since March 2008 he has been the President and Secretary and a director of Longfoot Communications Corp., three shell companies traded on the OTCBB. Mr. Halpryn is also Chief Executive Officer and a director of Transworld Investment Corporation (“TIC”), serving in such capacity since June 2001. Since 2000, Mr. Halpryn has been an investor and the managing member of investor groups that were joint venture partners in 26 land acquisition and development projects with one of the largest home builders in the country. From 1984 to June 2001, Mr. Halpryn served as Vice President/Treasurer of TIC. From 1999, Mr. Halpryn also served as Vice President of Ivenco, Inc. (“Ivenco”) until Ivenco’s merger into TIC in June 2001. In addition, since 1984, Mr. Halpryn has been engaged in real estate investment and development activities. From April 1988 through June 1998, Mr. Halpryn was Vice Chairman of Central Bank, a Florida state-chartered bank. Since June 1987, Mr. Halpryn has been the President of and beneficial holder of stock of United Security Corporation, a broker-dealer registered with FINRA. From June 1992 through May 1994, Mr. Halpryn served as the Vice President, Secretary-Treasurer of Frost Hanna Halpryn Capital Group, Inc., a “blank check” company whose business combination was effected in May 1994 with Sterling Healthcare Group, Inc. From June 1995 through October 1996, Mr. Halpryn served as a member of the Board of Directors of Sterling Healthcare Group, Inc. Since October 2002, Mr. Halpryn has been a director of Ivax Diagnostics, Inc., a publicly held corporation, and is a member of its audit committee and chairman of its compensation committee.
     Alan Jay Weisberg, age 62, has been the Chief Financial Officer and a director of Getting Ready Corporation and clickNsettle.com, Inc. since December 2006 and October 2007, respectively, and the Chief Financial Officer of Longfoot Communications Corp. since March 2008, three shell companies traded on the OTCBB. Mr. Weisberg was the Acting Chief Financial Officer of Orthodontix, Inc. from September 1999 until December 2006 and the Treasurer and a director of Orthodontix, Inc. from April 2001 until December 2006. Since July 1986, Mr. Weisberg has been a stockholder in the accounting firm of Weisberg Brause & Co., Boca Raton, Florida. Mr. Weisberg has been the principal financial officer of United Security Corporation, a broker-dealer registered with FINRA, since June 1987.
     Noah M. Silver, age 49, has been the Vice President, Secretary Treasurer and a director of Getting Ready Corporation and clickNsettle.com, Inc. since December 2006 and October 2007, respectively, two shell companies traded on the OTCBB. Mr. Silver was a director of Orthodontix, Inc. from 2001 until December 2006. Mr. Silver has been the Chief Financial Officer of TIC since June 2001, a firm in which Mr. Halpryn is the Chief Executive

Officer and a director. From March 2000, Mr. Silver served as the Chief Financial Officer of Ivenco, serving in such capacity until Ivenco’s merger into TIC in June 2001. From January 1997 through February 1999, Mr. Silver was the President of Dryclean USA, Florida Division, and Dryclean USA Franchise Company. From April 1995 through December 1996, Mr. Silver was the Florida Division Controller and Vice President of Dryclean USA, the parent company of Dryclean USA, Florida Division. Mr. Silver is a Certified Public Accountant and a Certified Management Accountant and has earned a Master of Accounting Degree.
     Curtis Lockshin, age 48, has been a director of Getting Ready Corporation and clickNsettle.com, Inc. since December 2006 and October 2007, respectively, two shell companies traded on the OTCBB. Since 2003, Dr. Lockshin has been an independent pharmaceutical & life sciences consultant, focused on small companies that seek to leverage their technology assets inside healthcare, biotechnology and security sectors. From 1998 to 2002, Dr. Lockshin was a Scientist, Associate Director, and Director of Discovery Biology & Informatics at Sepracor Inc., where he was instrumental in establishing the New Leads program, which delivered novel chemical entities into the preclinical pipeline. In 2002-2003, while Director of Discovery Biology at Beyond Genomics, Inc., Dr. Lockshin co-developed strategies for utilizing proprietary technology platforms in clinical trial optimization and prediction of off-target drug activities. Dr. Lockshin’s current activities include a business development engagement with TelAztec LCC (Burlington, MA). Since 2004, Dr. Lockshin has served on the Board of Directors of the Ruth K. Broad Biomedical Research Foundation, a Duke University support corporation, which supports basic research related to Alzheimer’s disease and neurodegeneration via intramural, extramural, and international grants. Dr. Lockshin was a director of Orthodontix, Inc. from July until December 2006. Dr. Lockshin is a co-inventor on several U.S. patents and applications covering pharmaceuticals, biomaterials, and optics for remote biochemical sensing. He holds a Bachelor’s degree in Life Sciences and a PhD in Biological Chemistry, both from the Massachusetts Institute of Technology.
     Ronald Stein, age 47, is an Executive Director and Head of the Institutional Division of Stanford Group Company. Prior to joining Stanford in July 1998, Mr. Stein was a partner in First Equity Corp. of Florida, a regional boutique investment banking firm that specialized in public and private offerings for small and mid-size companies. Mr. Stein was also a Senior Vice President with Prudential Securities & Thomson McKinnon Securities. Mr. Stein attended the University of Florida and has a B.A. in Business Administration from Florida International University. He is a member of The National Investment Banking Association.
     Information regarding transactions with these persons is incorporated by reference to Item 7 of the Form 10 Information disclosed under Item 5.01 of this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 7, 2008, subsequent to the Closings, the Board, in accordance with the Colorado Business Corporation Act (the “CBCA”), unanimously adopted the Amended and Restated Bylaws of the Company (the “Amended Bylaws”), which became effective immediately upon their adoption by the Board. A summary of the amendments is as follows:
•
At any meeting of the Company’s shareholders, unless a greater number is required by the CBCA, the Amended Bylaws establish that one-third of the shares entitled to be cast by shareholders on any matter constitutes a quorum. Previously, a quorum was determined only with reference to relevant provisions contained in the Company’s Articles of Incorporation.

•
The Amended Bylaws provide that the Board shall comprise a number of directors fixed from time to time by resolution of the Board. Previously, the number of directors serving on the board was fixed at three.

•
The Amended Bylaws clarify that each of the Company’s outstanding shares of capital stock is entitled to one vote on each matter submitted to a shareholder vote, unless otherwise required by the CBCA or the Company’s Articles of Incorporation, as amended.

•	The Amended Bylaws clarify that shareholder proxies may be in any written, electronic or other form permitted under the CBCA.

•
Instead of a unanimous written consent, and the Amended Bylaws provide that any action required to be taken, or which may be taken at a meeting of shareholders, may be taken without a meeting and by a written consent executed by shareholders holding not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted.

•
Under the Amended Bylaws, any or all of the shareholders may participate in any annual or special shareholders’ meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. Any shareholder participating in any meeting by such means shall be deemed present at that meeting.

•	The Amended Bylaws permit the Company to issue uncertificated as well as certificated shares of stock.

•
The Amended Bylaws provide for implementation of indemnification of the Company’s directors, officers, employees, fiduciaries and agents (“Proper Persons”) permitted by Colorado law subject to certain customary requirements and exclusions. Additionally, the Company may, but is not required to, provide advancement of reasonable expenses incurred by any Proper Person in defending certain actions, suits or proceedings. Previously, the Bylaws provided only that the Company had the power to provide indemnification.

•
The Amended Bylaws clarify that, while the Board has the right to amend the Company’s Amended Bylaws, the Board’s right is subject to the shareholders’ superior right to amend the Company’s Amended Bylaws.

     The foregoing description of the changes to the Bylaws is only a summary and is qualified in its entirety by reference to the full text of the Amended Bylaws which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure
     The Company is attaching a copy of a press release, dated July 7, 2008, announcing its new officers and directors as Exhibit 99.1.
Limitation on Incorporation by Reference
     In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) that is furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.
     (d)     The following exhibits are furnished herewith:

Exhibit No.	Description

3.1	Composite form of Articles of Incorporation of the Company, as amended.

3.2	Amended and Restated Bylaws of the Company.

99.1	Press release dated July 7, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QuikByte Software, Inc.
Date: July 7, 2008	By:	/s/ Glenn L. Halpryn
		Name:	Glenn L. Halpryn
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Composite form of Articles of Incorporation of the Company, as amended.

3.2	Amended and Restated Bylaws of the Company.

99.1	Press release dated July 7, 2008.